Exhibit 23.1

Date: October 13, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

NuGeen International Inc (File No. 333-192997)

We hereby consent to the inclusion in NuGeen International's Registration Statement (the “Registration Statement”) on Form S-1 of NuGeen International, Inc (the “Company”) of our report, dated March 30, 2016, with respect to our audit of the consolidated financial statements of the Company as of December 31, 2015 and 2014 and the results of its operations, changes in equity and cash flows for the years ended then.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ Dov Weinstein & Co. C.P.A (Isr)

Jerusalem, Israel

Date: October 13, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

NuGeen International Inc (File No. 333-192997)

We hereby consent to the inclusion in NuGeen International's Registration Statement (the “Registration Statement”) on Form S-1 of NuGeen International, Inc (the “Company”) of our report, dated March 30, 2015, with respect to our audit of the consolidated financial statements of the Company as of December 31, 2014 and 2013 and the results of its operations, changes in equity and cash flows for those respective years.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ Dov Weinstein & Co. C.P.A (Isr)

Jerusalem, Israel